EXHIBIT 23.6

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-8111
FAX (509) 624-5001

Board of Directors
Zeolite Mining Corporation
Vancouver, British Columbia
CANADA

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated September 25, 2001, on the financial statements of Zeolite Mining Corporation as of June 30, 2001 and the period from October 5, 2000 (inception) to June 30, 2001, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

October 4, 2001